EXHIBIT 10.1

                               AMENDMENT NO. 1 TO
                   CHILES OFFSHORE INC. 2000 STOCK OPTION PLAN

                  AMENDMENT NO. 1, dated as of November 13, 2000 (this "Amendment"), to the Chiles Offshore Inc. 2000 Stock Option Plan (the "Plan").

                               W I T N E S S E T H
                               -------------------

                  WHEREAS, the Plan was adopted by the Board of Directors of the Company (the "Board") and approved by the stockholders of Chiles Offshore Inc. (the "Company") as of June 22, 2000 and became effective on September 22, 2000; and

                  WHEREAS, Section XX of the Plan authorizes the Board to amend the Plan and the Board has agreed to amend the Plan as set forth herein;

                  NOW, THEREFORE, the Board has agreed as follows:

                  1. Section VI of the Plan was amended by adding the following new subsection "F.":

                           "F. OTHER OPTIONS. In connection with an acquisition of any business by the Company or any of its affiliates or with the assumption and/or substitution of options existing under the Company's 1998 Equity Option Plan (the "1998 Plan"), and notwithstanding the provisions of Section VI.A. above, any outstanding grants, awards or sales of options, stock or other similar rights pertaining to such business and of any options granted under the 1998 Plan, may be assumed, substituted or replaced by Stock Options or other Benefits under the Plan upon such terms and conditions as the Board of Directors or the Committee determines. The date of any such grant, award or sale shall relate back to the date of the initial grant, award or sale being assumed, substituted or replaced and service with the acquired business or the Company under the 1998 Plan, as applicable, shall constitute service with the Company and its affiliates under the Plan for purposes of such grant, award or sale. Any shares underlying any grant, award or sale pursuant to any acquisition of a business shall be disregarded for purposes of applying, and shall not reduce the number of shares of Common Stock available under the Plan pursuant to Section V above."

                  2. Except as amended hereby, the Plan remains in full force and effect in accordance with its terms.


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